EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS

of

THE YORK WATER COMPANY

(a Pennsylvania corporation)

Article I

OFFICES AND FISCAL YEAR

Section 1.01.	Registered Office

The registered office of the corporation in the Commonwealth of Pennsylvania shall be at 130 East Market Street, York, Pennsylvania 17401, until otherwise established by a vote of a majority of the board of directors, and a statement of such change is filed with the Department of State.

Section 1.02.	Fiscal Year

The fiscal year of the corporation shall begin on the first day of January in each year.

Article II

SHAREHOLDERS

Section 2.01.	Place of Meeting

All meetings of the shareholders of the corporation shall be held at the registered office of the corporation unless another place is designated by the board of directors in the notice of such meeting.

Section 2.02.	Annual Meeting

The board of directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the board, the meeting for any calendar year shall be held on the first Monday of May in such year, if not a legal holiday under the laws of Pennsylvania and if a legal holiday, then on the next succeeding business day, not a Saturday, at l:00 o’clock P.M. (prevailing time) and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

Section 2.03.	Special Meetings

Special meetings of the shareholders of the corporation for any purpose or purposes may be called at any time by the chairman of the board, by the president or by the board of directors, or by shareholders entitled to cast at least one-fifth of the votes which all shareholders are entitled to cast at the particular meeting.

At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the object of the meeting, it shall be the duty of the secretary to fix the date of the meeting which, if the meeting is called pursuant to a statutory right, shall be held not more than sixty days after the receipt of the request, and to give due notice thereof. If the secretary shall neglect or refuse to fix the date and time of such meeting and give notice thereof, the person or persons calling the meeting may do so.

Section 2.04.	Notice of Meetings

Written notice of every meeting of the shareholders, whether annual or special, shall be given to each shareholder of record entitled to vote at the meeting, at least ten days prior to the day named for the meeting. Every notice of a special meeting shall specify the general nature of the business to be transacted, and no business, other than that specified in such notice and matters germane thereto, shall be transacted at any special meeting without further notice to shareholders not present in person or by proxy. The corporation shall not have a duty to augment the notice.

In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

Whenever the language of a proposed resolution is included in a written notice of a meeting of shareholders, the resolution may be adopted at such meeting with such clarifying or other amendments as do not enlarge its original purpose without further notice to shareholders not present in person or by proxy.

Section 2.05.	Quorum, Manner of Acting and Adjournment

The presence in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Treasury shares shall not be counted in determining the total number of outstanding shares for voting purposes at any given time. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum.  Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. Abstentions and broker votes and broker nonvotes (only when accompanied by broker votes with respect to at least one matter at the meeting (other than a procedural motion)) are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at a meeting of shareholders. A "broker vote" occurs when a broker votes the shares on any matter (other than a procedural motion) pursuant to either (i) the voting instructions and authority received from its client who is the beneficial owner of the shares or (ii) the broker’s discretionary authority to vote the shares under the applicable rules and regulations of the New York Stock Exchange, Inc. (the "NYSE") or other national securities exchange governing the voting authority of brokers. A "broker nonvote" occurs when a broker has not received voting instructions from its client who is the beneficial owner of the shares and the broker is barred from exercising its discretionary authority to vote the shares under the applicable rules and regulations of the NYSE or other securities exchange governing the voting authority of brokers.

If a meeting cannot be organized because a quorum has not attended, the shareholders entitled to vote and present in person or represented by proxy may, except as provided in the Pennsylvania Business Corporation Law, adjourn the meeting to such time and place as they may determine. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting. At any such adjourned meeting at which a quorum may be present, such business may be transacted as might have been transacted at the meeting as originally called. No notice of any adjourned meeting of the shareholders of the corporation shall be required to be given, except by announcement at the meeting. In case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. Any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding 15 days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors, until such directors are elected.

Except as otherwise specified in the articles or these bylaws or provided by statute, whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast, in person or by proxy, by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.  For the avoidance of doubt, abstentions and broker nonvotes will not be counted as votes cast.

Section 2.06.	Organization

At every meeting of the shareholders, the chairman of the board, if there be one, or in the case of vacancy in office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one and if there be more than one in their order of seniority, the president, vice presidents in their order of seniority, or a chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as the presiding officer, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman, shall act as secretary.

Section 2.07.	Voting

Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for the shareholder by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of, the shareholder. Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

Every proxy shall be executed in writing by the shareholder or by the shareholder’s duly authorized attorney-in-fact and filed with the secretary of the corporation. A telegram, facsimile transmission, e-mail or other electronic communication from a shareholder or attorney-in-fact, or a photo-graphic, facsimile transmission, electronic portable document format or similar reproduction of a writing executed by a shareholder or attorney-in-fact may be treated as properly executed for purposes of this section 2.07, and shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the corporation. No unrevoked proxy shall be valid after three years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the corporation. A proxy coupled with an interest shall include a vote pooling or similar arrangement among shareholders and include an unrevoked proxy in favor of an existing or potential creditor of a shareholder.

Every shareholder of record, except the holder of shares which have been called for redemption and with respect to which an irrevocable deposit of funds has been made, shall have the right, at every shareholders’ meeting, to such a vote for every share, and to such a fraction of a vote with respect to every fractional share, of stock of the corporation standing in such shareholder’s name on the books of the corporation as may be provided in the articles, and to one vote for every share, and to a fraction of a vote equal to every fractional share, if no express provision for voting rights is made in the articles. Treasury shares shall not be voted, directly or indirectly, at any meeting of shareholders or be counted in connection with the expression of consent or dissent to corporate action in writing without a meeting.

Section 2.08.	Voting Lists

The officer or agent of the corporation having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share ledger or transfer book, or a duplicate thereof, kept in Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote, in person or by proxy, at any meeting of shareholders.

Section 2.09.	Judges of Election

The vote upon any matter, including the election of directors, need not be by ballot. In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and upon the demand of any shareholder or the shareholder’s proxy at the meeting and before voting begins, shall appoint judges of election. The number of judges shall be either one or three, as determined, in the case of judges appointed upon demand of a shareholder, by shareholders present entitled to cast a majority of the votes which all shareholders present are entitled to cast thereon. No person who is a candidate for office to be filled at the meeting shall act as a judge. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting, or at the meeting by the presiding officer thereof.

If judges of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

On request of the presiding officer of the meeting or of any shareholder or the shareholder’s proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

Section 2.10.	Determination of Shareholders of Record

The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of the shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any such record date fixed as aforesaid. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

Section 2.11.	Resolutions Proposed by Shareholders

(A) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought (i) pursuant to the corporation’s notice of such meeting, (ii) by or at the direction of the board of directors, or (iii) by a shareholder of the corporation who (a) is a shareholder of record, at the time of the giving of the notice required by this section 2.11 and who will be such on the record date for the determination of shareholders entitled to vote at the annual meeting and at the time of the annual meeting, (b) is entitled to vote at the meeting, and (c) has timely complied in proper written form with the notice procedures set forth in this section 2.11. Clause (iii) above shall be the exclusive means for a shareholder to bring business before an annual meeting, except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”), and included in the notice of meeting given by or at the direction of the board of directors.

Shareholders seeking to nominate persons for election to the board of directors must comply with section 3.02 or section 3.03 and this section 2.11 shall not be applicable to such nominations except as expressly provided in section 3.02 or section 3.03.

(B) To comply with clause (iii) of section 2.11(A) above, a shareholder’s notice must set forth all information required under this section 2.11 and must be timely received by the secretary of the corporation. To be timely, a shareholder’s notice must be received by the secretary of the corporation at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made (“Timely Notice”). In no event shall any adjournment or postponement of any annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the 1934 Act.

(C) To be in proper written form, a shareholder’s notice to the secretary of the corporation must set forth as to each matter of business the shareholder intends to bring before the annual meeting: (i) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (as defined below), (iii) the class and number of shares of the corporation that are held of record or beneficially owned by the shareholder or any Shareholder Associated Person, (iv) any derivative positions held or beneficially owned by the shareholder and any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect of which is to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, (v) any material interest of the shareholder or a Shareholder Associated Person in such business, (vi) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (vii) a reasonably detailed description of all agreements, arrangements and understandings between or among any of such shareholder and any Shareholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder and any Shareholder Associated Person.

(D) In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

A “Shareholder Associated Person” of any shareholder shall mean (1) the beneficial owner or beneficial owners, if different than the shareholder of record, on whose behalf the notice of the business proposed, or nominations, as the case may be, is made or (2) any person controlling, directly or indirectly, controlled by, under common control with or acting in concert with such shareholder or such person referred to in clause (1).

(E) The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this section 2.11, and, if the chairperson should so determine, he or she shall so declare at the annual meeting and such business not properly brought before the annual meeting shall not be transacted.

(F) In addition to the requirements of section 2.11, a shareholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this section 2.11; provided, however, that any references in this section 2.11 to the 1934 Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals as to any other business to be considered pursuant to this section 2.11.

(G) Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given by statute or by the Articles or By-Laws, the meeting considering the resolution may without further notice adopt it with any clarifying or other amendments that do not enlarge its original purpose.

Article III

BOARD OF DIRECTORS

Section 3.01.	Powers

The board of directors shall have full power to conduct, manage, and direct the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the shareholders by statute or by the articles or these bylaws, are hereby granted to and vested in the board of directors.

Section 3.02.	Nominations and Advance Notice of Nominations at Annual Meetings

(A) Nominations of persons for election to the board of directors of the corporation shall be made at an annual meeting of shareholders only (i) by or at the direction of the board of directors or (ii) by a shareholder of the corporation who (a) is a shareholder of record, at the time of the giving of the notice required by this section 3.02 and who will be such on the record date for the determination of shareholders entitled to vote at the annual meeting and at the time of the annual meeting, (b) is entitled to vote at the meeting, and (c) has timely complied in proper written form with the notice procedures set forth in this section 3.02. Clause (ii) above shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the board of directors at an annual meeting.

(B) To comply with clause (ii) of section 3.02 (A) above, a shareholder must (i) provide Timely Notice (as defined in section 2.11(B)) of any nomination of a person or persons for election to the board of directors at an annual meeting to be made by a shareholder, and (ii) set forth all information required under this section 3.02. In no event shall any adjournment or postponement of any annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(C) To be in proper written form, such shareholder’s notice to the secretary of the corporation must set forth:

(i) as to each person (“nominee”) whom the shareholder proposes to nominate for election or reelection to the board of directors: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the shareholder making the nomination and any Shareholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any Shareholder Associated Person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(ii) as to such shareholder giving notice, the information required to be provided pursuant to clauses (ii) through (v) and clause (vii) of section 2.11(C) above.

(D) In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, in accordance with the provisions of section 2.11 (D).

(E) At the request of the corporation, any person nominated by a shareholder for election as a director must furnish to the secretary of the corporation such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder’s nomination shall not be considered in proper form pursuant to this section 3.02.

(F) To be eligible to be a nominee for election as a director of the corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this section 3.02) to the secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in form provided by the secretary upon written request) that such proposed nominee (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (b) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation and (iii) in such proposed nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(G) The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not properly made in accordance with the provisions of this section 3.02, and if the chairperson should so determine, he or she shall so declare at the annual meeting and such defective nomination shall be disregarded.

(H) In addition to the requirements of section 3.02, a shareholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this section 3.02; provided, however, that any references in this section 3.02 to the 1934 Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations pursuant to this section 3.02.

Section 3.03.	Advance Notice of Director Nominations at Special Meetings

(A) For a special meeting of shareholders at which directors are to be elected pursuant to section 2.03, nominations of persons for election to the board of directors shall be made only (i) by or at the direction of the board of directors or (ii) provided that the board of directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who (a) is a shareholder of record at the time of the giving of the notice required by this section 3.03 and who will be such on the record date for the determination of shareholders entitled to vote at the special meeting and at the time of the special meeting, and (b) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in sections 3.02(B), (C), (D), (E) and (F) above. To be timely, such notice must be received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. Clause (ii) above shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the board of directors at a special meeting. In no event shall any adjournment or postponement of any special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(B) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the special meeting that a nomination was not properly made in accordance with the provisions of this section 3.03, and, if the chairperson should so determine, he or she shall so declare at the meeting and such defective nomination shall be disregarded.

(C) In addition to the requirements of section 3.03, a shareholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this section 3.03; provided, however, that any references in this section 3.03 to the 1934 Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations pursuant to this section 3.03.

Section 3.04.	Qualification and Election

All directors of the corporation shall be natural persons of full age and shareholders, but need not be residents of Pennsylvania. Except in the case of vacancies, directors shall be elected by the shareholders. If the board of directors is classified with respect to the power to elect directors or with respect to the terms of directors and if, due to a vacancy or vacancies, or otherwise, directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be nominated and elected separately.

Section 3.05.	Number and Term of Office

The board of directors shall consist of not less than eight (8) nor more than twelve (12) shareholders of record as shall be determined from time to time by the board of directors in its sole discretion. At each annual meeting the shareholders shall choose by ballot one (1) of three (3) classes of directors, each consisting of at least two (2) but not more than four (4) directors, to conduct the affairs of the corporation for three (3) year terms and until their respective successors shall have been elected and qualified. If the shareholders shall have elected eight (8) directors, the board of directors may increase the number of directors at any time thereafter. Whenever a vacancy shall occur in the board of directors, including any vacancy resulting from an increase in the number of directors, the remaining members of the board of directors may fill such vacancy until the next election of the class to which such director shall have been elected.

Section 3.06.	Organization

At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one and if there be more than one in their order of seniority, the president, the vice-presidents in their order of seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

Section 3.07.	Resignations

Any director of the corporation may resign at any time by giving written notice to the president or the secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors resign from the board effective at a future date, the directors then in office, including those who have resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

Section 3.08.	Removal

The entire board of directors, or a class of the board where the board is classified, or any individual director, may be removed from office without assigning any cause, by the vote of shareholders. In case the board or such class of the board or any one or more directors are so removed, new directors may be elected at the same meeting.

The board of directors may declare vacant the office of a director if such director has been judicially declared of unsound mind, or convicted of an offense punishable by imprisonment for a term of more than one year, or if, within sixty days after notice of election, the director does not accept such office either in writing or by attending a meeting of the board of directors.

Section 3.09.	Place of Meeting

The board of directors may hold its meetings at such place or places within or without Pennsylvania as the board of directors may from time to time appoint, or as may be designated in the notice calling the meeting.

Section 3.10.	Organization Meeting

Immediately after each annual election of directors or other meeting at which the entire board of directors is elected, the newly elected board of directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where said election of directors was held. Notice of such meeting need not be given. Such organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

Section 3.11.	Regular Meetings

Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors. If the date fixed for any such regular meeting be a legal holiday under the laws of the state where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the board of directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting. Notice of regular meetings need not be given.

Section 3.12	Special Meetings

Special meetings of the board of directors shall be held whenever called by the chairman, the president or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least twenty-four hours (in the case of notice by telephone, facsimile transmission, e-mail or other electronic communication) or forty-eight hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in the notice of the meeting.

Notice of any special meeting of the board of directors during any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster shall be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio.

Section 3.13.	Quorum, Manner of Acting, and Adjournment

A majority of the directors in office shall be present at each meeting in order to constitute a quorum for the transaction of business. Except as otherwise specified in the articles or these bylaws or provided by statute, the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be present, and no notice of any adjourned meeting need be given, other than by announcement at the meeting. The directors shall act only as a board and the individual directors shall have no power as such, provided, however, that any action which may be taken at a meeting of the board may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

To the extent required to constitute a quorum at any meeting of the board of directors during any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, the officers of the corporation who are present shall be deemed in order of rank and within the same rank in order of seniority, directors for such meeting.

Section 3.14.	Executive and Other Committees

The board of directors may, by resolution adopted by a majority of the directors in office, establish an Executive Committee and one or more other committees, each committee to consist of one or more directors. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they present constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

Except as otherwise provided in this section, the Executive Committee shall have and may exercise all of the powers and authority of the board in the management of the business and affairs of the corporation and any other committee shall have and may exercise the powers and authority of the board to the extent provided in the resolution designating the committee.

No such committee of the board shall have the authority of the board in reference to:

(1)  the submission to shareholders of any action which, by law, requires approval of shareholders;

(2)  the creation or filling of vacancies in the board of directors;

(3)  the adoption, amendment or repeal of the bylaws;

(4)  the amendment or repeal of any resolution of the board that by its terms is amendable or repealable only the board; or

(5)  action on matters committed by the bylaws or resolution of the board of directors to another committee of the board.

A majority of the directors in office designated to a committee, or directors designated to replace them as provided in this section, shall be present at each meeting to constitute a quorum for the transaction of business and the acts of a majority of the directors in office designated to a committee or their replacements shall be the acts of the committee.

Each committee shall keep regular minutes of its proceedings and report such proceedings periodically to the board of directors.

Sections 3.11, 3.12, and 3.13 shall be applicable to committees of the board of directors.

Section 3.15.	Interested Directors or Officers; Quorum

A contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers, or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

(1)  the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or

(2)  the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

(3)  the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors that authorizes a contract or transaction specified in this section.

Section 3.16.	Fees

Each director shall be paid such reasonable fee, if any, as shall be fixed by the board of directors for each meeting of the board of directors or committee of directors which such director shall attend and may be paid such other compensation for services as a director as may be fixed by the board of directors.

Article IV

NOTICE - WAIVERS - MEETINGS

Section 4.01.	Notice, What Constitutes

Whenever written notice is required to be given to any person under the provisions of the articles, these bylaws, or the Pennsylvania Business Corporation Law, it may be given to such person, either personally or by sending a copy thereof by first class or express mail, postage prepaid or by telegram (with messenger service specified), or courier service, charges prepaid, or by facsimile transmission, email or other electronic communications to his facsimile number or address for email(or to his facsimile number) of the person appearing on the books of the corporation or, in the case of directors, supplied by him to the corporation for the purpose of notice. If the notice is sent by mail, telegram, or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to such person, or, in the case of facsimile transmission, email or other electronic communications, when dispatched. A notice of a meeting shall specify the place, day and hour of the meeting and in the case of a special meeting of shareholders, the general nature of the business to be transacted.

Section 4.02.	Waivers of Notice

Whenever any written notice is required to be given under the provisions of the articles, these bylaws, or the Pennsylvania Business Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting.

Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 4.03.	Conference Telephone Meetings

One or more directors or shareholders may participate in a meeting of the board, of a committee of the board or of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Article V

OFFICERS

Section 5.01.	Number, Qualifications and Designation

The officers of the corporation shall be a president, one or more vice presidents (including executive or senior vice-presidents), a secretary and a treasurer, and such other officers as may be elected or appointed in accordance with the provisions of this section and section 5.03 of this article. One person may hold more than one office. Officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age; the treasurer, however, may be a corporation, but if a natural person, shall be of full age.

Section 5.02.	Election and Term of Office

The officers of the corporation, except those elected by delegated authority pursuant to section 5.03 of this article, shall be elected annually by the board of directors, and each such officer shall hold office until the next annual organization meeting of directors and until a successor shall have been duly chosen and qualified, or until his or her earlier death, resignation, or removal.

Section 5.03.	Other and Subordinate Officers, Committees and Agents

The board of directors may from time to time appoint such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including a chairman of the board and one or more deputy or vice-chairmen, one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to appoint subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officer, committees, employees or other agents.

Section 5.04.	Resignations

Any officer or agent may resign at any time by giving written notice to the board of directors, or to the president or the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.05.	Removal

Any officer, committee, employee or other agent of the corporation may be removed, either with or without cause, by the board of directors or other authority which elected or appointed such officer, committee or other agent. Election or appointment of an officer or employee or other agent shall not of itself create contract rights.

Section 5.06.	Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to section 5.03 of this article, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 5.07.	General Powers

All officers of the corporation as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors, or in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

Section 5.08.	The Chairman and Vice Chairman of the Board

The chairman of the board or in the absence of the chairman, the vice chairman or chair-men of the board in their order of seniority, the president, the vice presidents in their order of seniority, or a chairman chosen by a majority of the directors present, shall preside at all meetings of the shareholders and of the board of directors, and shall perform such other duties as may from time to time be assigned by the board of directors. The vice chairmen shall perform such duties as may from time to time be assigned by the board of directors.

Section 5.09.	The President

The president shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors. The president shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors.

Section 5.10.	The Vice Presidents

In the absence of the president a vice president, as designated by the board of directors, shall perform the duties of the president and such other duties as may from time to time be assigned to them by the board of directors or by the president.

Section 5.11.	The Secretary

The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

Section 5.12.	The Treasurer

The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

Section 5.13.	Officers’ Bonds

Any officer shall give a bond for the faithful discharge of the duties of the officer in such sum, if any, and with such surety or sureties as the board of directors may require.

Section 5.14.	Salaries

The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to section 5.03 of this article. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

Article VI

CERTIFICATES OF STOCK, TRANSFER, ETC.

Section 6.01.         Issuance

The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall be signed by the chairman of the board or the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed; but where such certificate is signed by a transfer agent or a registrar the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue.

Section 6.02.         Transfer

Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the “Uniform Commercial Code-Investment Securities,” 13 Pa.C.S.A. §8101 et seq., and its amendments and supplements.

Section 6.03. Share Certificates

Certificates for shares of the corporation shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the shares (if any) that the certificate represents. The share record books and the blank share certificate books shall be kept by the secretary or by any agency designated by the board of directors for that purpose. Every certificate exchanged or returned to the corporation shall be marked “canceled,” with the date of cancellation.

Section 6.04. Record Holder of Shares

The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

Section 6.05. Lost, Destroyed or Mutilated Certificates

The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

Section 6.06. Uncertificated Shares

Notwithstanding anything herein to the contrary, any or all  classes and series of shares, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class or series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Sections 6.01 through 6.03 and 6.05 hereof shall be inapplicable to uncertificated shares and in lieu thereof the board of directors shall adopt alternative procedures for registration of transfers.

Article VII

DIRECTOR LIABILITY

Section 7.01.       Director’s Personal Liability

A director of the corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of the director’s office under 15 Pa. C.S. § 512 (relating to standard of care and justifiable reliance) and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Notwithstanding the foregoing, the provisions of this section 7.01 shall not eliminate or limit (1) the responsibility or liability of such director pursuant to any criminal statute, or (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

Section 7.02. Preservation of Rights

Any repeal or modification of this article by the shareholders of the corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any director or former director may be entitled under this article. The rights conferred by this article shall continue as to any person who has ceased to be a director of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

Article VIII

INDEMNIFICATION

Section 8.01.       Indemnification

Subject to the provisions of this Article VIII, the corporation shall indemnify to the fullest extent now or hereafter permitted by law, any person who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an authorized representative of the corporation, against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Section 8.02.       Standard of Conduct

Indemnification shall be provided only if it is determined that the person seeking indemnification acted in good faith in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification under this article shall not be made by the corporation in any case where the alleged act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct, recklessness or self-dealing. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 8.03.       Procedure

Indemnification under section 8.01 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person seeking indemnification has met the standard of conduct set forth in section 8.02.

(1)  Method of Determination. All determinations regarding indemnification and advancement of expenses shall be made (a) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought; or (b) in the event that such a quorum is not obtainable or, even if obtainable, a majority of such quorum so directs, by independent counsel in a written opinion to the board of directors, a copy of which shall be delivered to the person seeking indemnification. In the event a determination adverse to the person or persons seeking indemnification is made by the board of directors, any such person shall have the right to request a determination by independent counsel and the determination by independent counsel shall be substituted for the decision of the board.

(2)  Selection and Payment of Independent Counsel. In the event that a determination is to be made by independent counsel, such independent counsel shall be selected by the board of directors and the law firm or person so selected shall be subject to the approval of the person seeking indemnification, which approval shall not be unreasonably withheld. The corporation shall pay all reasonable fees and expenses of the independent counsel. For purposes of this article, “independent counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and that has not in the immediately preceding five years been retained to represent the corporation, the person seeking indemnification or any other party to the action, suit or proceeding giving rise to the claim for indemnification.

Section 8.04. Advancement of Expenses

The corporation may, as determined by the board of directors from time to time, pay expenses (including attorneys’ fees and disbursements) incurred in connection with the defense of or other response to any civil or criminal action, suit or proceeding described in section 8.01 hereof in advance of the final disposition of such action, suit or proceeding. The expenses -incurred by such person shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Section 8.05. Successful Defense

Notwithstanding any other provision of this article, to the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in section 8.01 above, or in defense of any claim, issue or matter therein, such person shall be indemnified by the corporation against all expenses (including attorneys’ fees, court costs, transcript costs, fees of experts and witnesses, travel expenses and all other similar expenses) actually and reasonably incurred by such person in connection therewith.

Section 8.06. Insurance; Funding to Meet Indemnification Obligations

The corporation shall have the power to purchase and maintain insurance on behalf of any authorized representative of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability. The board of directors, without further approval of the shareholders, shall have the power to borrow money on behalf of the corporation, including the power to pledge the assets of the corporation, from time to time to discharge the corporation’s obligations with respect to indemnification and the advancement and reimbursement of expenses, and the purchase and maintenance of insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer in any capacity.

Section 8.07. Miscellaneous

The rights of indemnification and advancement of expenses provided by this article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of this article by the shareholders or the board of directors of the corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this article.

Section 8.08. Definition of Authorized Representative

For the purposes of this article, the term “authorized representative” shall mean a director, officer, employee or agent of the corporation or of any subsidiary of the corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the corporation or by any subsidiary of the corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the corporation.

Article IX

MISCELLANEOUS

Section 9.01. Corporate Seal

The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors.

Section 9.02. Checks

All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors may from time to time designate.

Section 9.03.       Contracts

Except as otherwise provided in these bylaws, the board of directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 9.04. Deposits

All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

Section 9.05. Reports

Unless otherwise agreed between the corporation and a shareholder, the corporation shall furnish to its shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. The financial statements shall be prepared on the basis of generally accepted accounting principles, if the corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the corporation and one or more of its subsidiaries. The financial statements shall be mailed by the corporation to each of its shareholders entitled thereto within 120 days after the close of each fiscal year and, after the mailing and upon written request, shall be mailed by the corporation to any shareholder or beneficial owner entitled thereto to whom a copy of the most recent annual financial statements has not previously been mailed. Statements that are audited or reviewed by a public accountant shall be accompanied by the report of the accountant; in other cases, each copy shall be accompanied by a statement of the person in charge of the financial records of the corporation, which shall (i) state his reasonable belief as to whether or not the financial statements were prepared in accordance with generally accepted accounting principals and, if not, describing the basis of presentation; and (ii) describe any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

Section 9.06. Corporate Records

There shall be kept at the registered office or principal place of business of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of the bylaws including all amendments or alterations thereto to date, certified by the secretary of the corporation. An original or duplicate share register shall also be kept at the registered office or principal place of business of the corporation, or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the number and class of shares held by each. The corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office or at its principal place of business.

Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in Pennsylvania or at its principal place of business wherever situated. Where the shareholder seeks to inspect the books and records of the corporation, other than its share register or list of shareholders, the shareholder shall first establish (1) compliance with the provisions of this section respecting the form and manner of making demand for inspection of such documents, and (2) that the inspection sought is for a proper purpose. Where the shareholder seeks to inspect the share register or list of shareholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

Section 9.07. Amendment of Bylaws

These bylaws may be amended or repealed, or new bylaws may be adopted, either (1) by vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon at any duly organized annual or special meeting of shareholders, or (2) with respect to those matters which are not by statute reserved exclusively to the shareholders, by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors. In the case of a meeting of shareholders, such proposed amendment, repeal or new bylaws, or a summary thereof, shall be set forth in the notice of such meeting, whether annual, regular or special.

Section 9.08. Amendment of Charter Territory

The board of directors may at any time and from time to time make voluntary amendments to the Charter Territory (pursuant to appropriate resolutions duly entered upon the Minutes of the corporation) in the Commonwealth of Pennsylvania, as they deem prudent and appropriate. Any such amendments, deemed by the board of directors to be of an unusual or extraordinary nature shall nevertheless be referred to the shareholders for their approval.